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                                                                    Exhibit 10.6

                             MASTER LEASE AGREEMENT


     THIS MASTER LEASE AGREEMENT, dated as of March 13, 1997 ("AGREEMENT"), between, GENERAL ELECTRIC CAPITAL CORPORATION, with an office at 1415 West 22nd Street, Oak Brook, Illinois 60521 (hereinafter called, together with its successors and assigns, if any, "LESSOR"), and OUTLOOK GROUP CORP., a corporation organized and existing under the laws of the State of Wisconsin with its mailing address and chief place of business at 1180 American Drive, Neenah, WI 54957-0748 (hereinafter called "LESSEE").

                                  WITNESSETH:

I. LEASING:
(a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("EQUIPMENT") described in Annex A to any equipment schedule hereto ("SCHEDULE"). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule. (b) The obligation of Lessor to purchase Equipment from the manufacturer or seller thereof ("SELLER") and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) paid in full invoice or other evidence of ownership of the Equipment, (iii) evidence of insurance which complies with the requirements of Section IX, and (iv) such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, upon delivery of such Equipment (but not later than the Last Delivery Date specified in the applicable Schedule) execute and deliver to Lessor a Certificate of Acceptance (in the form of Annex C to the applicable Schedule) covering such Equipment. Lessor hereby appoints Lessee as its agent for inspection and acceptance of the Equipment from the Supplier. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall

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be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II. TERM, RENT AND PAYMENT:
(a) The rent payable hereunder and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment ("LEASE COMMENCEMENT DATE"). The term of this Agreement shall be the period specified in the applicable Schedule. If any term is extended, the word "term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing. (b) Rent shall be paid to Lessor at its address stated on the applicable Schedule, except as otherwise directed in writing by Lessor. Payments of rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. If one or more Advance Rentals (as defined on the applicable Schedule) are payable, such Advance Rental shall be (i) set forth on the applicable Schedule, (ii) due upon acceptance by Lessor of such Schedule, and
(iii) when received by Lessor, applied to the first rent payment and the balance, if any, to the final rental payment(s) under such Schedule. In no event shall any Advance Rental or any other rent payments be refunded to Lessee. If rent is not paid within five days of its due date, Lessee agrees to pay a late charge of five cents ($0.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

III. TAXES:
Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other

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taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "TAXES"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, and (iii) send a copy thereof to Lessor.

IV. REPORTS:
(a) Lessee will notify Lessor in writing, within ten days after any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification. (b) Lessee will within 90 days of the close of each fiscal year of Lessee, deliver to Lessor, Lessee's balance sheet and profit and loss statement prepared in accordance with generally accepted accounting principles consistently applied together with a letter certifying that no default or event which, with the giving of notice or lapse of time or both, would become Default has occurred, certified by a recognized firm of certified public accountants. Upon request Lessee will deliver to Lessor quarterly, within 45 days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee. (c) Lessee will permit Lessor to inspect any Equipment during normal business hours. (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will promptly notify Lessor of any relocation of Equipment. Upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification. (e) Lessee will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed 10% of its then fair market value), or is otherwise involved in an accident causing personal injury or property damage. (f) Within 10 business days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XI) or event which with notice or lapse of time (or both) would become such a default.


V. DELIVERY, USE AND OPERATION:

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(a) All Equipment shall be shipped directly from the Seller to Lessee.  (b)
Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable federal, state, and local laws and regulations. (c) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, OR THE INTEREST OF LESSEE HEREUNDER, NOR SHALL LESSEE REMOVE ANY EQUIPMENT FROM THE CONTINENTAL UNITED STATES, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR. (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which are granted in favor of or result from acts of Lessor.

VI. SERVICE:
(a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessee shall, if at any time requested by Lessor, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing ownership thereof by Lessee and Lessor's security interest therein. (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law; and shall become subject to the lien of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property. (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.

VII. STIPULATED LOSS VALUE:
Lessee shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "CASUALTY OCCURRENCES"). On the rental payment date next succeeding


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a Casualty Occurrence (the "PAYMENT DATE"), Lessee shall pay Lessor the sum of
(x) the Stipulated Loss Value of such unit calculated as of the rental payment date next preceding such Casualty Occurrence ("CALCULATION DATE"); and
(y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this Agreement as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessor shall be entitled to recover possession of such unit.

VIII. LOSS OR DAMAGE:
Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

IX. INSURANCE:
Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide (i) liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, and (ii) casualty/property damage coverage in an amount equal to the higher of the Stipulated Loss value or the full replacement cost of the Equipment; or at such other amounts as may be required by Lessor. All such policies shall be with companies, and on terms, satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed ten percent (10%) of such unit's fair market value, or

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(ii) with Lessor's written consent.  Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty
(30) days written notice to Lessor. Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

X. RETURN OF EQUIPMENT:
(a) Upon any expiration or termination of this Agreement or any Schedule, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, cause such units to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; and
(iii) return such units to a location within the continental United States as Lessor shall direct. (b) Until Lessee has fully complied with the requirements of Section X(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate such continued lease hold interest upon ten (10) days notice to Lessee.

XI. DEFAULT:
(a) Lessor may in writing declare this Agreement in default if: Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; Lessee breaches any of its insurance obligations under Section IX; Lessee breaches any of its other obligations to Lessor hereunder or under any instrument, document or agreement between Lessor and Lessee and fails to cure that breach within thirty (30) days after written notice thereof; any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; Lessee becomes insolvent or ceases to do business as a going concern; any Equipment is illegally used; or a petition is filed by or against Lessee or any guarantor of Lessee's obligations to Lessor hereunder under any bankruptcy or insolvency laws; or Lessee shall be in default under that certain Loan and Security Agreement dated as of November 5, 1996 with Bank America Business Credit, Inc., as such
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agreement may be amended, restated or refinanced or any other material obligation for borrowed money, for the deferred purchase price of property or any lease agreement. Such declaration shall apply to all Schedules except as specifically excepted by Lessor. (b) After default, at the request of Lessor, Lessee shall comply with the provisions of Section X(a). Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is believed to be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rental next preceding the declaration of default), and (ii) all rentals and other sums then due hereunder. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and (2) forthwith. In addition to the foregoing rights, Lessor may proceed against any guarantor pursuant to any guaranty of Lessee's obligations hereunder. (c) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies hereunder, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default. (d) Any default under the terms of this or any other agreement between

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Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

XII. AGREEMENT:
(a) Lessor may, without the consent of Lessee, assign this Agreement or any Schedule, or the right to enter into any Schedule. Lessee agrees that it will pay all Rent and other amounts payable under each Schedule to the Lessor named therein, provided, however, if Lessee receives written notice of any assignment from Lessor, Lessee will pay all Rent and other amounts payable under any assigned Schedule to such assignee (each being herein referred to as an 'Assignee' and collectively, as the 'Assignees') or as instructed by Lessor. Each Schedule, incorporating by reference the terms and conditions of this Agreement, constitutes a separate instrument of lease, and the Lessor named therein or its Assignee shall have all rights as 'Lessor' thereunder separately exercisable by such named Lessor or Assignee as the case may be, exclusively and independently of Lessor or any Assignee with respect to other Schedules executed pursuant hereto. Lessee agrees to confirm in writing receipt of a notice of assignment as reasonably may be requested by such Assignee. Lessee hereby waives and agrees not to assert against any such Assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor or any other person for any reason whatsoever.

(b) This Agreement, the Schedules related instruments and documents and/or the Equipment may be conveyed to, in whole or in part, and may be used as security for financing obtained from, one or more Assignees without the consent of Lessee (the 'Syndication). Lessee agrees to cooperate with Lessor in connection with the Syndication, including the preparation of any offering materials and the preparation of any relevant management of Lessee and will certify as true, correct and complete any description of Lessee and its affairs contained in materials based upon information provided by Lessee; and the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgments as reasonably may be required by Lessor or such Assignee; provided, however in no event shall Lessee be required to consent to any change that would adversely affect any of the economic terms of the transactions contemplated herein.

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(c) Subject always to the foregoing, this Agreement inures to the benefit of and is binding upon, the successors and assigns of the parties hereto and of the Assignees."

XIII.NET AGREEMENT; NO SET-OFF, ETC:
This Agreement is a net lease. Lessee's obligation to pay rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise. Nor shall this Agreement terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XIV. INDEMNIFICATION: (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, whether caused by the active or passive negligence of Lessor or otherwise, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing. (b) All of Lessor's rights, privileges and indemnities contained in this Section XIV shall survive the expiration or other termination of this Agreement and the rights,

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privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns. (c) Lessee shall defend, indemnify and hold harmless Lessor, the Assignees, and their Affiliates, successors and assigns, directors, officers, employees and agents, from and against any Environmental Claim or Environmental Loss and, unless Lessee is then contesting in good faith such Environmental Claim or Environmental Loss and Lessee has set aside on its books appropriate reserves therefor, Lessee shall fully and promptly pay, perform and discharge any such Environmental Claim or Environmental Loss.

As used herein:

(1) 'Adverse Environmental Condition' shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any Contaminant, odor or audible noise in violation of any applicable Environmental Law, at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation storage, treatment or disposal of materials in connection with the operation of any Equipment in violation of any Applicable Environmental Law, or (iii) the violation or alleged violation, of any Environmental Law connected with any Equipment.

(2) `Affiliate' shall refer, with respect to any given Person to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

(3) `Contaminant' shall refer to those substances which are regulated by, or form the liability under any Environmental Law.

(4) `Environmental Claim' shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or


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restrictions, resulting from or based upon any Adverse Environmental Condition.

(5) `Environmental Emission' shall refer to any actual or threatened release, spill, omission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leeching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil surface water, groundwater, or property.

(6) `Environmental Law' shall mean any Federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (`CERCLA') (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq.), as these laws have been amended or supplemented, and any analogous foreign, Federal, state or local statutes, and the regulations promulgated pursuant thereto.

(7) `Environmental Loss' shall mean any loss, cost damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

(8) `Person' shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.


XV. DISCLAIMER:

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LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE
FROM LESSOR OR ANY ASSIGNEE, ITS AGENTS OR EMPLOYEES. LESSOR AND ANY ASSIGNEE DO NOT MAKE, HAVE NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and any Assignee and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor and any Assignee shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor and any
Assignee: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Agreement, Lessee shall be, and hereby is, authorized during the term of this Agreement to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor or its Assignee, if any and/or Lessee, as their interests may appear, whatever claims and rights Lessor or its Assignee may have against any Seller of the Equipment.

XVI. REPRESENTATIONS AND WARRANTIES OF LESSEE:

Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule: (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located. (B) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to

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the extent that the enforceable bankruptcy and insolvency laws.  (c) No approval, consent or withholding of objections is required to the entry into or performance by Lessee of the Documents except such as have already been obtained. (d) The entry into and performance by Lessee of the Documents will not: (i) violate any provision of Lessee's Certificate of Incorporation of By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party. (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement. (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property. (g) Each Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such Balance Sheet and Statement of Income, there has been no material adverse change. (h) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement). (i) The Equipment will at all times be used for commercial or business purposes.

XVII. OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY SAVINGS:
(a) For income tax purposes only, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position inconsistent with the forgoing sentence to the extent such a position is required by law or is taken through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails

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to secure any of the tax benefits available to the owner of the Equipment.
(b) Lessee hereby grants to Lessor a first security interest in the Equipment, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the Seller of the Equipment and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which is a security interest is granted hereunder. Notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that Lessor asserts a purchase money security interest in any items of Equipment ("PMSI EQUIPMENT"): (i) the PMSI Equipment shall secure only those sums which have been advanced by Lessor for the purchase of the PMSI Equipment, or the acquisition of rights therein, or the use thereof (the "PMSI INDEBTEDNESS"), and (ii) no other Equipment shall secure the PMSI indebtedness. (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or this Agreement, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or this Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or this Agreement shall exceed the maximum amount f interest permitted by applicable law, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allows under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may maximum interest per annum rate allowed by the amended state law or the law of the United States of America in order for Lessor to receive its original return rate.

XVIII. EARLY TERMINATION: (a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a Rent Payment Date ("Termination Date") upon at least 90 days prior written notice to Lessor. (b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rental due on the Termination Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date. (c) Provided that all
amounts due hereunder   have been paid on the Termination Date, Lessor shall
(i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and
(ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the termination Value (less any expenses incurred by Lessor) to Lessee. (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall
(i) return the Equipment (in accordance with Section X) and (ii) pay to Lessor all amounts required under Section XVIII(b) less the amount of the highest bid certified by Lessee to Lessor.

XIX. EARLY PURCHASE OPTION: (a) Provided that this Agreement has not been earlier terminated and provided further that Lessee is not in default under this Agreement or any other agreement between Lessor and Lessee, Lessee may, UPON AT LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase all (but not less than all) of the Equipment listed and described in this scheduled on any Rent Payment Date following the First Termination Date as set forth in the applicable Schedule, and prior to the date which is the scheduled expiration of this Agreement, (the "EARLY PURCHASE DATE") for a price equal to (i) the Termination Value (calculated as of the Early Purchase Date) for the Equipment, and (ii) all rent and other sums due and unpaid as of the Purchase Date (the "EARLY OPTION PRICE"), plus all applicable sales taxes on an AS IS BASIS. (The purchase option granted by this subsection shall be referred to herein as the "EARLY PURCHASE OPTION"). (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Date, Lessee shall pay to Lessor any rent and other sums due and unpaid on the Early Purchase Date and Lessee shall pay the Early Option Price, plus all applicable sales taxes, to Lessor in cash.

XX. PURCHASE OPTION: (a) So long as no default exists hereunder and this Agreement has not been earlier terminated, Lessee may at the expiration of the term of the applicable Schedule term purchase all (but not less than all) of the Equipment in any Schedule on an AS IS, WHERE IS BASIS for cash equal to the amount indicated in such Schedule (the "OPTION PAYMENT"). The Option Payment shall be due and payable in immediately available funds on the Expiration Date.
(b) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same not less than 90 days prior to the Expiration Date.

XXI. MISCELLANEOUS:
(a) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE

SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tor claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS
TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. (b) Unless and until Lessee exercises its rights under Section XIX above, nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment except as a lessee. Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof. (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

________________
initials

(d) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated to, effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default. (e) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment to termination hereof, at the lesser of eighteen percent per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule which are in conflict with any statute, law of applicable rule shall be deemed omitted, modified or altered to conform thereto.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


      LESSOR:                                        LESSEE:

      General Electric Capital Corporation  OUTLOOK GROUP CORP.

      By:________________________________   By:______________________
      Name:______________________________   Name:____________________
      Title:_____________________________   Title:___________________

                                    ADDENDUM
                           TO MASTER LEASE AGREEMENT
                           DATED AS OF MARCH 13, 1997

THIS ADDENDUM amends and supplements above lease (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION and its successors and assigns ("Lessor") and OUTLOOK GROUP CORP. ("Lessee") and is hereby incorporated into the Lease as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

The Lease is hereby amended as follows:

Section XI (a): The following sentences are added at the end of subsection (a)

      Lessor agrees that if Bank of America Business Credit waives any default by the Lessee under the Loan and Security agreement with the Lessee or if such default is cured within the applicable cure period then such default shall not be a default under this agreement. Lessor also agrees that if the State of Wisconsin Investment Board waives any default Agreement with the Lessee or if such default is cured within the applicable cure period then such default shall not be a default under this Agreement. Lessee shall provide Lessor with a copy of any such waiver.

Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding or effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

IN WITNESS WHEREOF, Lessee and Lessor have cause this Addendum to be executed by their duly authorized representatives as of the date first above written.


    LESSOR:                                       LESSEE:

    General Electric Capital Corporation  OUTLOOK GROUP CORP.

    By:________________________________   By:______________________
    Name:______________________________   Name:____________________


    Title:_____________________________   Title:___________________

                                          Attest:

                                          By:_______________________